UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2019, Paul Lee, a member of the Board of Directors (the “Board”) of Lifeway Foods, Inc. (“Lifeway”) and the Board’s Audit and Corporate Governance Committee, notified us of his intention to resign effective January 11, 2019. Mr. Lee did not advise Lifeway or the Board of any disagreement with the company on any matter relating to its operations, policies, or practices. On January 11, 2019, the Board appointed George Sent to fill the vacancy on the Board created by the resignation of Mr. Lee.

George Sent, 47, was appointed as a Lifeway director effective January 11, 2019. Since 2018, Mr. Sent has been a Managing Director at Cascadia Capital focused on client relationships in the food, beverage, and agricultural sectors. His practice is focused on mergers and acquisitions, recapitalizations, restructurings and equity private placements. He joined Cascadia Capital from KeyBank Capital Markets, where from 2013 through 2018 he was the Head of Food & Beverage Mergers and Acquisitions, including sell-side, buy-side and strategic advisory assignments. From 2010 through 2013, Mr. Sent was an Executive Director – Consumer and Investment Retail Banker with Lazard. He also spent three years as Head of Corporate Finance and Investor Relations at The J.M. Smucker Company, and as an investment banker with Goldman Sachs.

Mr. Sent holds an undergraduate degree from the University of Cincinnati, where he graduated in 1993 cum laude and Beta Gamma Sigma. He became a Certified Public Accountant in 2002. He also earned an M.B.A. from Cornell University in 2001, where he was a Johnson School Finance Fellow. He is on the Advisory Board of Magic Leap, Inc., and he is also on the Food Science Advisory Council at Cornell University.

Mr. Sent devotes as much time as necessary to Lifeway business and currently holds no other directorships in any other reporting company.

There are no arrangements or understandings between Mr. Sent and any other person pursuant to which he was selected as director. There are no relationships between Mr. Sent and Lifeway or any related person that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Independence, Audit and Corporate Governance Committee Appointment

The Board determined that Mr. Sent qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of Nasdaq. The Board also determined that Mr. Sent satisfies the financial literacy and other requirements applicable to audit committee members under the rules of the SEC and Nasdaq and that he qualifies as an “audit committee financial expert” for purposes of the rules of the SEC.

The Board also approved, effective January 11, 2019, Mr. Sent’s appointment to the Board’s Audit and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     January 16, 2019

LIFEWAY FOODS, INC.
By:	/s/ Douglas A. Hass
Name: Douglas A. Hass Title: General Counsel and Assistant Corporate Secretary